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             OEM MANUFACTURING, MARKETING AND LICENSING AGREEMENT

     This OEM Manufacturing, Marketing and Licensing Agreement ("Agreement") is entered into as of this 17th day of February, 1998, by and among Houston Tracker Systems, Inc. ("HTS"), EchoStar Satellite Corporation ("ESC"), both with their principal places of business at 90 Inverness Circle East, Englewood, Colorado 80112 (HTS and ESC are collectively referred to herein as the "EchoStar Parties"), and Philips Electronics North America Corporation ("Philips"), Digital Video Systems Division, having a principal place of business at 2300 South Decker Lake Boulevard, Salt Lake City, Utah 84119.

                                    INTRODUCTION

     A. HTS has developed a proprietary Digital Satellite Receiver (as defined in Section 1.11 below) for use in conjunction with the DISH Network, a digital direct broadcast satellite ("DBS") programming service network owned and operated by ESC in the United States (the "HTS System", as defined in Section
1.14 below).

     B. Philips is a manufacturer and distributor of consumer electronics products and desires to distribute OEM Products (as defined in Section 1.19 below) and Philips Products (as defined in Section 1.23 below) in the Territory (as defined in Section 1.35 below) in connection with the DISH Network.

     C. Philips desires to obtain certain non-exclusive rights to the Technology (as defined in Section 1.33 below) in order to manufacture the Philips Products and DISH Branded Philips Products (as defined in Section 11.5.1 below) solely for distribution and sale in connection with the DISH Network in the Territory.

     D. HTS is willing to grant a non-exclusive license to Philips with respect to the Technology, subject to and in accordance with the terms and conditions set forth below.

     E. Until such time as Philips commences full-scale commercial production of a Philips Product, Philips desires to purchase OEM Products from HTS solely for distribution and sale in connection with the DISH Network in the Territory.

     F. HTS is willing to sell OEM Products to Philips for such purposes, subject to and in accordance with the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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1.   DEFINITIONS

     In addition to any other defined terms in this Agreement and except as otherwise expressly provided for in this Agreement, the following terms shall have the following meanings:

     1.1 "Accessories" means an antenna, LNB, feedhorn, feedarm and related components listed on Exhibit A hereto, as such components may change from time to time in HTS' sole discretion.

     1.2 "Activation" means the authorization of a Smart Card to permit an OEM Product, Philips Product or DISH Branded Philips Product, as the case may be, to access the Programming.

     1.3 "Affiliate" means, with respect to a party to this Agreement, any person or entity directly or indirectly controlling, controlled by or under common control with such party.

     1.4 "Approved DISH Brand Name" means those HTS Marks, which have been approved in writing by Philips (which approval shall not be unreasonably withheld), for placement on the bezel (front panel) of Philips Products and packaging in accordance with the trademark usage guidelines (or as otherwise mutually agreed) of both Philips and HTS. The initial Approved DISH Brand Names are attached hereto as Exhibit Q.

     1.5 "Approved OEM Brand Name" means those Philips Marks, which have been approved in writing by HTS (which approval shall not be unreasonably withheld), for placement on the bezel (front panel) of OEM Products, Philips Products and packaging therefor in accordance with the trademark usage guidelines (or as otherwise mutually agreed) of both Philips and HTS. The initial Approved OEM Brand Names are attached hereto as Exhibit B.

     1.6 "Baker Platform" means the HTS System identified internally within HTS and its Affiliates as the "Baker" platform (or any new identification for the same platform), including any modifications or enhancements to such platform (excluding "Charlie", later and other platforms) developed by HTS or its Affiliates and introduced commercially in the U.S. for use in connection with the Dish Network.

     1.7 "Catastrophic Failure" means that: (i) 10% or more of all OEM Products sold by HTS to Philips during any given calendar quarter; (ii) 10% or more of all Smart Cards sold by HTS to Philips during any given calendar quarter; or
(iii) 10% or more of all Philips Products and/or DISH Branded Philips Products sold by Philips during any given calendar quarter are returned by end-users due to a failure of the OEM Products, Smart Cards, Philips Products, or DISH Branded Philips Products, as the case may be, to operate in accordance with their specifications.

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     1.8  "Charlie Platform" means the HTS System identified internally within
HTS and its Affiliates as the "Charlie" platform (or any new identification for the same platform), including any modifications or enhancements to such platform (excluding later and other platforms) developed by HTS or its Affiliates and introduced commercially in the U.S. for use in connection with the Dish Network

     1.9 "Commissionable Programming" means the Programming packages for which ESC pays a monthly commission to retailers. A current list of Commissionable Programming is attached hereto as Exhibit C, which list may change from time to time in the sole discretion of ESC.

     1.10 "Current Wholesale Price" means, as determined at the time HTS accepts the applicable Purchase Order from Philips, the lowest wholesale price at which Echosphere Corporation ("Echosphere"), an Affiliate of the EchoStar Parties, sells a product performing substantially the same functions as the relevant OEM Product to national and regional retailers, as the case may be, in lots of not less than 20, which price Echosphere may change from time to time in its sole discretion.

     1.11 "Digital Satellite Receiver" means a digital satellite receiver/decoder for use in connection with direct to home satellite programming services, whether stand alone or incorporated into another product (i.e., a television or VCR), which may include Accessories.

     1.12 "HTS Marks" means those trademarks, service marks or trade names owned by HTS or for which HTS has the right to grant a sublicense, as listed on Exhibit D, as such HTS Marks may change from time to time in HTS' discretion.

     1.13 "HTS Software" means the software developed and owned exclusively by HTS and its Affiliates which is resident in the HTS System, including without limitation the software listed in attached Exhibit E hereto.

     1.14 "HTS System" means an MPEG-2/DVB compliant Digital Satellite Receiver manufactured by or on behalf of HTS for use in connection with the DISH Network.

     1.15 "Improvements" means any and all modifications, enhancements and derivative works to the Technology created by, or on behalf of, Philips or HTS in accordance with the terms of this Agreement.

     1.16 "Intellectual Property" means all patents, copyrights, design rights, trademarks, service marks, trade secrets, know-how and any other intellectual or industrial property rights (whether registered or unregistered) and all applications for the same owned or controlled by HTS or Philips, as the case may be, anywhere in the world, but does not include patents, copyrights, design rights, trademarks, service marks, trade secrets, know-how or any other intellectual or industrial property rights

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(whether registered or unregistered) or applications for the same owned or controlled by Affiliates of either HTS or Philips.

     1.17 "License" means the rights granted to Philips by HTS under this Agreement, as specified in Section 11 below.

     1.18 "Location(s)" means a facility operated by Philips, an Affiliate of Philips or a Permitted Subcontractor in which Philips Products and/or DISH Branded Philips Products are or will be manufactured, assembled, tested and/or developed.

     1.19 "OEM Product" means a Primary or Secondary Digital Satellite Receiver:
(i) manufactured by or on behalf of HTS; (ii) branded with an Approved OEM Brand Name; and (iii) which is capable of receiving, decoding and descrambling DBS satellite transmitted signals for the Programming services provided by the DISH Network for subscribers in the U.S.

     1.20 "Permitted Subcontractor" shall have the meaning given to such term in
Section 11.7 below.

     1.21 "Philips Distributor" means a distribution entity (including network marketers, but excluding Affiliates of Philips) that purchases OEM Products and/or Philips Products from Philips and resells the same directly to Philips Retailers.

     1.22 "Philips Marks" means the trademarks or trade names owned by Philips, or for which Philips has a license to use or the right to grant a sublicense sufficient for the purposes of this Agreement.

     1.23 "Philips Product" means a Primary or Secondary Digital Satellite Receiver incorporating the Specifications set forth in Exhibit F and manufactured by Philips or for Philips by a Permitted Subcontractor for resale by Philips in the Territory in connection with the DISH Network. Philips Products shall specifically include Digital Satellite Receivers that are combined with or incorporated into another product, i.e., a television or VCR, ("Integrated Products"), but shall specifically exclude Digital Satellite Receivers that are combined with or incorporated into another product that has the independent potential to generate subscription revenues or other additional revenue streams from end users ("Additional Revenue Products"). For purposes of this Agreement, references to Philips Products shall not be construed as including DISH Branded Philips Products.

     1.24 "Philips Retailer" means a retail entity (excluding Affiliates of Philips) that purchases OEM Products and/or Philips Products from Philips or a Philips Distributor and resells the same directly to end users.

     1.25 "Primary Digital Satellite Receiver" means a Digital Satellite Receiver with Accessories.

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     1.26 "Programming" means the video and audio signals transmitted by DBS satellite transponders that are owned or controlled by ESC or an Affiliate and are part of the DISH Network's regular programming services. A current list of Programming and the current retail prices therefor is attached hereto as Exhibit G, as such Exhibit may be changed from time to time in ESC's sole discretion.

     1.27 "Qualifying Residential Subscriber" means an individual at a Residential Location who orders Programming from ESC for reception in connection with an OEM Product or Philips Product, who pays for the Programming in full, and who has never received any audio, video or any other digital programming services from ESC or any Affiliate of ESC. A Qualifying Residential Subscriber shall not include any individual who would otherwise qualify, but whose equipment ESC, in its reasonable discretion, declines to activate.

     1.28 "Residential Location" means a single family residential dwelling (i.e. single family houses, apartments, condominiums or other dwellings used primarily for residential purposes), located in the Territory; provided, however, in no case shall any satellite master antenna television system or private cable system in a residential multiple dwelling unit or any similar programming reception system (i.e., dormitories, etc.) be considered a Residential Location. ESC shall have the right to determine, in its reasonable discretion (taking into consideration, among other relevant factors, the provisions of ESC's Programming contracts), whether a location constitutes a Residential Location, or is more appropriately considered a commercial location or other non-residential location.

     1.29 "Secondary Receiver" means a stand alone Digital Satellite Receiver without Accessories.

     1.30 "Smart Card" means the card, which, through the use of a secure microprocessor, controls the ability of the OEM Product, Philips Product or DISH Branded Philips Product, as the case may be, to access the Programming.

     1.31 "Specifications" means the functional and operational aspects of the HTS System which must be incorporated in the OEM Products, Philips Products and DISH Branded Philips Products in order to ensure compatibility with the HTS System, as set forth in attached Exhibit F, as such exhibit may be modified from time to time upon reasonable prior notice to Philips, in accordance with the terms of this Agreement, including for the purpose of incorporating Improvements.

     1.32 "Subscriber Account" means the account set up and maintained by ESC for a Qualifying Residential Subscriber who purchased an OEM Product or Philips Product and for whom Commissionable Programming has been activated by ESC and which account remains active and in good standing.

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     1.33 "Technology" means all confidential information, data, designs, bill of materials, lists of components and suppliers thereof, schematics, technical specifications, the Specifications, and all other written documentation provided by HTS hereunder relating to the design, development and manufacture of the HTS System, and shall include the HTS Software. Technology does not include Philips Intellectual Property.

     1.34 "Term" means the duration of this Agreement as specified in Section
18.1 hereof.

     1.35 "Territory" means the geographic boundaries of the United States of America, its territories, possessions and commonwealths; provided, however, that the parties agree to negotiate in good faith towards expanding the Territory in the event that ESC obtains the right to broadcast Programming outside the Territory.

     1.36 "Third Party Software" means the software which is resident in the HTS System, for which the intellectual property rights do not belong, in whole or part, to HTS or any Affiliate thereof, including but not limited to the software listed in attached Exhibit H, as such Exhibit may change from time to time in HTS' sole discretion upon not less than sixty (60) days notice to Philips.

2.   MANUFACTURE AND SALE OF OEM PRODUCTS BY HTS

     2.1  MANUFACTURE.

          2.1.1 Commencing in the first calendar quarter of 1998 and until Philips commences full-scale commercial production of a Philips Product as contemplated hereunder (but in no event beyond December 31, 1998), HTS agrees to manufacture and sell OEM Products to Philips, and Philips agrees to purchase OEM Products from HTS, in accordance with and subject to the terms of this Agreement. HTS may select and authorize any third party to manufacture OEM Products on HTS' behalf.

          2.1.2 Following commencement of full-scale commercial production of a Philips Product by Philips, HTS agrees to continue to manufacture and sell only Model 1000 Secondary Digital Satellite Receivers (or, at HTS' option, Secondary Digital Satellite Receivers performing substantially similar functions as the present Model 1000) to Philips, and Philips shall only have the right to continue to purchase Model 1000 Secondary Digital Satellite Receivers (or, at HTS' option, Secondary Digital Satellite Receivers performing substantially similar functions as the present Model 1000) from HTS, in accordance with and subject to the terms and conditions of this Agreement.

          2.1.3 Notwithstanding Section 2.1.2 above, following commencement of full-scale commercial production of a particular Philips Product by Philips, in the event that, and for so long as (or such other period as the parties mutually agree), Philips is

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unable to manufacture that particular Philips Product due to an event of
Force Majeure (as defined in Section 22.8 below), HTS agrees to manufacture and sell to Philips, and Philips shall be entitled to purchase from HTS, the Comparable Model (as defined in Section 11.4 below) OEM Product or such other OEM Product as the parties mutually agree, in accordance with and subject to the terms and conditions of this Agreement.

          2.1.4 HTS undertakes and agrees to incorporate the Specifications in the manufacture of the OEM Products and agrees to comply with any and all industry and governmental standards and regulations, including, without limitation, product safety standards, which may apply to the manufacture, sale and use of the OEM Products in the Territory.

     2.2 AUTHORIZATION; TERRITORY. Philips shall be authorized to resell OEM Products within the Territory solely to: (i) Philips Retailers that have a valid Retailer Commission Agreement in full force and effect with ESC; (ii) Philips Distributors that have a valid Distributor Commission Agreement in full force and effect with ESC; and (iii) directly to end-users, in each case solely for use in conjunction with the DISH Network by end users in the Territory. Philips agrees that it shall not sell any OEM product to: (a) any person or entity other than: (1) a Philips Retailer that has a valid Retailer Commission Agreement in full force and effect with ESC; (2) a Philips Distributor that has a valid Distributor Commission Agreement in full force and effect with ESC; or (3) an end user; (b) any person or entity who Philips knows or has reason to know intends to use it, or resell it for use, in Canada or at any other location outside of the Territory; or (c) any person or entity who Philips knows or has reason to know intends to use it, or resell it for use, in conjunction with a DBS service other than the DISH Network. The parties agree to discuss the possibility of entering into a relationship pursuant to which HTS would distribute OEM Products to Philips Retailers
[CONFIDENTIAL MATERIAL REDACTED].


     2.3 APPROVED OEM BRAND NAMES. Upon request by Philips, HTS shall manufacture the OEM Product with any of the Approved OEM Brand Names which are listed on Exhibit B affixed to the bezel (front panel) of the OEM Products in accordance with Section 10 below; provided, however, that HTS shall have no obligation under this Section 2.3 unless at the time of such request Philips issues and delivers to HTS a firm Purchase Order [CONFIDENTIAL MATERIAL REDACTED] of an OEM Product with an Approved OEM Brand Name requested by Philips which has not been previously manufactured by HTS hereunder. At the request of Philips, new Approved OEM Brand Names may be added to the list set forth in Exhibit B hereto upon prior written approval of HTS (which approval shall not be unreasonably withheld). The provisions of Section 10.1 shall apply to the use of HTS Marks on or in connection with OEM Product delivered hereunder which include any Approved OEM Brand Name.

     2.4 CUSTOM BEZELS. Upon request by Philips, HTS agrees to manufacture OEM Products with custom bezels; provided, however, that HTS shall have no

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obligation under this Section 2.4 unless at the time of such request Philips issues and delivers to HTS a firm Purchase Order [CONFIDENTIAL MATERIAL REDACTED] of OEM Product with a customized bezel requested by Philips which has not been previously manufactured by HTS hereunder.

     2.5  COSTS.      Philips shall be responsible, and shall pay HTS in
advance, for all costs of labor and materials anticipated as reasonable and necessary by HTS for the customization of an OEM Product with: (i) a custom bezel; or (ii) any Approved OEM Brand Name hereunder, including without limitation: (a) any tooling required; (b) silk-screening front panels of the satellite receivers; and (c) all costs in connection with the customization of any packaging for OEM Products.

     2.6 IDENTICAL PRODUCTS. All OEM Products delivered hereunder to Philips shall be identical in functionality and technical specifications to HTS Systems, and shall be identical in appearance to the HTS Systems except as otherwise expressly provided herein for the placement of Approved OEM Brand Names or customs bezels on OEM Products.

     2.7 FREEDOM OF ACTION. Philips acknowledges and agrees that this Agreement is non-exclusive in nature and that nothing in this Agreement shall prohibit or otherwise restrict the EchoStar Parties from entering into an agreement with any third party concerning activities which are the same or similar activities to those contemplated in this Agreement, or any other activity.

     2.8 MOST FAVORED NATION STATUS. HTS shall grant "Most Favored Nation Status" to Philips with respect to OEM Product pricing, and Philips shall grant "Most Favored Nation Status" to HTS with respect to DISH Branded Philips Product pricing. For purposes of this Agreement, "Most Favored Nation Status" shall mean that HTS will grant Philips pricing for OEM Products no less favorable than what is provided to other entities for which HTS OEM manufactures substantially the same products under like terms and conditions in the Territory, and that Philips will grant HTS pricing for DISH Branded Philips Products no less favorable than what is provided to other purchasers of products performing substantially the same functions as the DISH Branded Philips Products under like terms and conditions in the Territory.

     2.9 HTS acknowledges and understands that manufacture of the OEM Products may require compliance with MPEG 2, DVB and other industry standard technologies and the use of a range of other third party intellectual property rights.
Except with respect to the technology and entities listed on Exhibit O hereto, HTS acknowledges and understands that it, and not Philips, is responsible for:
(i) determining those entities with which it must negotiate and enter into licensing agreements; (ii) negotiating license rights from all those third parties; and (iii) paying (and represents and warrants that it will pay as and when due) any and all applicable license fees to any and all entities to which a royalty or license fee is required to be paid for a unit of the OEM

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Products manufactured and/or sold by HTS.  Philips shall promptly inform HTS of any royalties of which it becomes aware will become due with respect to the OEM Products

3.   [CONFIDENTIAL MATERIAL REDACTED]




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6.   WARRANTY

     6.1       WARRANTY OF OEM PRODUCTS.

               6.1.1     GENERAL WARRANTY.

                         (a)  HTS warrants that each OEM Product will conform
to the Specifications and will be free from defects in materials and workmanship for a period of thirteen (13) months from date of shipment (the "Warranty") by HTS or a third party on HTS' behalf to Philips or its designee. The materials portion of this Warranty shall not apply to: (i) any OEM Product that is abused, damaged by external causes, altered or misused; or (ii) OEM Product damaged due to improper installation or use. OEM Products shall be considered free from defects in workmanship if they are manufactured in accordance with HTS' manufacturing workmanship standards (or those of any third party which manufactures the OEM Product on HTS' behalf), conform to the product specifications, and successfully complete product acceptance tests for the product.

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               (b)  HTS shall repair or replace and otherwise treat in
accordance with its then current standard consumer warranty, as may be modified from time to time by HTS upon reasonable notice to Philips, all OEM Products returned directly to HTS by retail consumers who have obtained valid Return Authorization Numbers from the DISH Network Service Center by calling
(800) 333-DISH; provided, however, that HTS shall be entitled, at its option, to replace all defective OEM Product with refurbished OEM Product during the entire ninety (90) day period following the original date of purchase, and thereafter.

          6.1.2  DEADLINE FOR CLAIMS; DISCLAIMER.   ALL CLAIMS FOR
WARRANTY FULFILLMENT MUST BE RECEIVED BY HTS (OR ITS DESIGNEE) NO LATER THAN THIRTY (30) DAYS AFTER THE EXPIRATION OF THE WARRANTY PERIOD FOR THE PRODUCT. THIS WARRANTY IS THE ONLY WARRANTY GIVEN BY HTS. HTS MAKES, AND PHILIPS RECEIVES, NO OTHER WARRANTY EITHER EXPRESS OR IMPLIED. ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, ARE EXPRESSLY DISCLAIMED AND EXCLUDED HEREFROM.

     6.2 PHILIPS' WARRANTY OBLIGATIONS. In addition to the obligations of Philips elsewhere in this Article 6, with respect to any OEM Product returned to any entity other than HTS, Philips shall:

          6.2.1 receive at a Philips' facility all OEM Products returned for both in-warranty and out-of-warranty repair;

          6.2.2 submit a daily report to ESC listing the serial number of each OEM Product and corresponding Smart Card number which have been received by Philips and for which the subscriber has received a replacement OEM Product and/or Smart Card;

          6.2.3 for in-warranty and out-of-warranty returns, conduct, at its own expense, an initial review of the OEM Product to verify the existence of a defect;

          6.2.4 in the case of OEM Products for which no defect is found, or a defect is found which is not covered by the warranty, take such actions as it deems appropriate and HTS shall have no liability hereunder;

          6.2.5 in the case of in warranty OEM Products with defects verified by Philips, ship such OEM Products at Philips' expense, to an HTS or third party facility, as designated by HTS, for repair or replacement in accordance with the Warranty in Section 6.1.1(a) above, with HTS responsible for all costs associated with the shipment of conforming OEM Products to Philips' facility to replace failed units covered by the Warranty, except that if Philips does not authorize refurbished OEM Product to be shipped by HTS in fulfillment of its warranty obligation, then Philips sole right shall be to

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have HTS credit the purchase price of the defective OEM Product less:  (i)
HTS' actual out-of-pocket costs to replace the custom Philips bezel on the defective OEM Product with an HTS bezel and to otherwise retrofit the OEM Product for sale as an HTS, EchoStar or other DISH brand product; (ii) the loss HTS incurs upon resale of the product into the retail chain; and (iii) a reasonable charge for overhead;

          6.2.6 in the case of out-of-warranty OEM Products with defects verified by Philips (including in warranty OEM Products with defects not covered by the warranty), ship such OEM Products at Philips' expense, to an HTS or third party facility, as designated by HTS, for treatment in accordance with HTS' then current standard operating procedures, including without limitation the assessment of a reasonable charge for the repair or replacement of the OEM Product, and return shipping and insurance. Except as expressly set forth in this Section 6.2.6, HTS shall have no obligations whatsoever with respect to out of warranty OEM Products; and

          6.2.7 reimburse HTS, within 30 days from the date of HTS' invoice, for a screening fee of [Confidential Material Redacted], and any out of pocket expenses of HTS to third parties, including but not limited to the costs of returning the OEM Product to Philips, in relation to OEM Products returned by Philips under the preceding subsections for which there was no problem found upon testing by HTS, or with respect to which problems were identified which are not covered by the warranty.

     6.3  PHILIPS WARRANTY.

          6.3.1 Philips shall extend to the end user of the OEM Products purchased from HTS hereunder Philips' standard consumer warranty which will be competitive in the consumer electronics industry.

          6.3.2 Philips shall maintain at all times during the Term and for a period of five (5) years following expiration or termination of this Agreement the service capacity to perform its obligations and duties under
Section 6.3.1 above.

7.   EXPORT RESTRICTIONS

     Philips acknowledges and understands that U.S. export laws relating to the OEM Products and Smart Cards provided therewith may change from time to time in the future. Philips acknowledges that it is Philips' sole responsibility to be and remain informed of all U.S. laws relating to the export of OEM Products and Smart Cards outside of the U.S. Philips further acknowledges and agrees that HTS has absolutely no obligation to update Philips regarding the status of U.S. export laws or any other U.S. laws relating to the export of OEM Products or Smart Cards outside of the U.S. Without HTS giving any consent for export of the OEM Products or Smart Cards and subject to territorial limitations of this Agreement, Philips represents and agrees that: (i) prior to exporting or selling any OEM Products or Smart Cards outside of the U.S., it will investigate all applicable U.S. laws relating to the export of OEM Products and Smart

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Cards outside of the U.S.; (ii) it will not export or reexport any OEM
Product or Smart Card to Cuba, Iran, Iraq, Libya, North Korea, Sudan or Syria without the prior approval of the United States Government; and (iii) it will not use any OEM Product or Smart Card directly or indirectly to support the design, development, production or use of nuclear, chemical or biological weapons or ballistic missiles. Philips is strictly prohibited from violating any U.S. law relating to the export or sale of OEM Products or Smart Cards outside of the U.S. Should Philips export or sell any OEM Product or Smart Card outside of the U.S. in violation of this Agreement and/or U.S. law, this Agreement shall automatically terminate. Subject to Section 15.4.1(a), HTS is willing to share with Philips any non-privileged information in its possession with Philips regarding U.S. export laws relating to Smart Cards and its products performing substantially the same functions as the OEM Products; provided, however, that such sharing of information shall not be construed to modify Philips' obligations set forth above or to impose upon HTS any obligation to update Philips regarding the status of U.S. export laws or any other U.S. laws relating to the export of OEM Products or Smart Cards outside of the U.S.

8.   [CONFIDENTIAL MATERIAL REDACTED]


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9.   [CONFIDENTIAL MATERIAL REDACTED]

10.  TRADEMARKS

     10.1 HTS' MARKS.

          10.1.1 In addition to the Approved OEM Brand Names affixed to the OEM Products under this Agreement, HTS shall have the right to affix such of the HTS Marks as specified in Exhibit D on or in connection with the OEM Products, including, but not limited to, on the Accessories and packaging and on the electronic on screen guide, in accordance with the usage guidelines for the HTS Marks as set forth in attached Exhibit K or the User Interface Specification, as such guidelines may change from time to time in HTS' sole discretion. HTS agrees that Philips shall not be required to accept the use of the HTS Marks on the OEM Products in any manner inconsistent with the usage guidelines for the Philips Marks and the terms of this Section 10.1 without the prior written consent of Philips, which consent shall not be unreasonably withheld.

          10.1.2   Notwithstanding Section 10.1.1 above and Section
10.1.3 below, Philips acknowledges and agrees that the HTS Marks currently attached hereto

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in Exhibit D and the minimum size and manner of placement requirements for the HTS Marks currently set forth in: (i) Exhibit K; (ii) the User Interface Specification; and (iii) this Section 10.1.2 are consistent with Philips' usage guidelines for use in connection with the Philips Marks, and may continue to be applied by HTS in the size and manner set forth in Exhibits D and K and the User Interface Specification respectively and this Section
10.1.2 for the term of this Agreement, including any extensions thereto. Specifically, and without limitation of the foregoing, Philips agrees that HTS shall have the right for the duration of the term and any extensions thereof to: (a) affix the HTS Marks set forth in Exhibit D and K and the User Interface Specification in the center of, and above all Philips Marks and Third Party Marks affixed to, all dish antennas provided to Philips by HTS hereunder; and (b) affix the HTS Marks set forth in Exhibit D on or in connection with the OEM Products, including without limitation on the Accessories and packaging and on the electronic program guide, such that the HTS Marks are displayed in a manner which is at least equally as prominent as the Approved OEM Brand Names affixed to the same. In the event that Philips desires to change its usage guidelines in a manner that would effect the rights granted to HTS by Philips under this Section 10.1.2, the parties agree to discuss the possibility of altering the application of the HTS Marks, Philips Marks and Third Party Marks to the OEM Products in such a manner as will be consistent with the new usage guidelines proposed by Philips and insure to HTS as nearly as possible the same results to which HTS is entitled under this Section 10.1.2.

          10.1.3 Philips agrees not to use any of the HTS Marks in any manner inconsistent with the usage guidelines for the HTS Marks and without the prior written consent of HTS, and, subject to Section 10.1.2 above, HTS agrees that Philips shall not be required to use the HTS Marks in any manner inconsistent with the usage guidelines for the Philips Marks without the prior written consent of Philips which consent shall not be unreasonably withheld. Philips shall not use any of the HTS Marks without the prior written consent of HTS, which consent HTS may withhold in its sole discretion. Philips expressly acknowledges and understands that HTS and its Affiliates claim to have the absolute ownership of, or right to allow Philips to use, the HTS Marks.

          10.1.4 Regardless of whether HTS grants Philips permission to use any HTS Mark, Philips agrees that it will not in any way dispute or impugn the validity of any of the HTS Marks or registrations of the HTS Marks, nor the sole proprietary right of HTS and its Affiliates thereto, nor the right of HTS and its Affiliates to use or license the use of the HTS Marks in the Territory or elsewhere, either during the Term or at any time thereafter. Philips further agrees not to perform, either during the Term or at any time thereafter, any act or deed either of commission or of omission which is inconsistent with HTS or its Affiliates proprietary rights in and to the HTS Marks, whether or not the HTS Marks are registered.


     10.2 PHILIPS' MARKS.

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          10.2.1   HTS agrees not to use any of the Philips Marks in any
manner inconsistent with the usage guidelines for the Philips Marks and without the prior written consent of Philips, and Philips agrees that HTS shall not be required to use the Philips Marks in any manner inconsistent with the usage guidelines for the HTS Marks without the prior written consent of HTS which consent shall not be unreasonably withheld. HTS shall not use any of the Philips Marks without the prior written consent of Philips, which consent Philips may withhold in its sole discretion; provided however, that no consent shall be required for HTS or an Affiliate to sell Excess Inventory under Section 5.7 above, for which Philips hereby grants to HTS and its Affiliates a license to the Philips Marks and any Approved OEM Brand names only as necessary for the marketing and sale of such Excess Inventory. HTS expressly acknowledges and understands that Philips and its Affiliates claim to have the absolute ownership of, or right to allow HTS to use, the Philips Marks.

          10.2.2 Regardless of whether Philips grants HTS permission to use any Philips Mark, HTS agrees that it will not in any way dispute or impugn the validity of any of the Philips Marks or registrations of the Philips Marks, nor the sole proprietary right of Philips and its Affiliates thereto, nor the right of Philips and its Affiliates to use or license the use of the Philips Marks in the Territory or elsewhere, either during the Term or at any
time thereafter.    HTS further agrees not to perform, either during the Term
or at any time thereafter, any act or deed either of commission or of omission which is inconsistent with Philips or its Affiliates proprietary rights in and to the Philips Marks, whether or not the Philips Marks are registered.

     10.3 THIRD PARTY TRADEMARKS. Philips may also request that HTS affix to the OEM Products the "DVB" and "MPEG 2" standard trademarks, provided that no third party trademarks shall be more than half as large as the Philips and HTS trademarks. Philips recognizes and understands that HTS has no authority to grant Philips any rights to affix the "DVB" and "MPEG 2" standard trademarks to an OEM Product. Should Philips desire to do so, Philips must negotiate the entitlement of such rights with the applicable rights holders. Philips hereby acknowledges that, in the future, HTS may be obligated to affix the trademarks, service marks or trade names of the owners of third party technology that is presently, or at some time in the future, incorporated into the OEM Product, and Philips hereby grants its approval for HTS to affix any such trademarks, service marks or trade names to the OEM Product subject to the size requirements set forth above, unless the parties mutually agree otherwise.

11.  GRANT OF LICENSE

     11.1  [CONFIDENTIAL MATERIAL REDACTED]

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

     11.2 APPROVED DISH BRAND NAMES. Upon request by HTS, Philips shall manufacture the Philips Product with any of the Approved DISH Brand Names which are listed on Exhibit Q affixed to the bezel (front panel) of the Philips Products and onto the electronic program guide and any Accessories or packaging in accordance with Section 16 below. At the request of HTS, new Approved DISH Brand Names may be added to the list set forth in Exhibit Q hereto upon prior written approval of Philips (which approval shall not be unreasonably withheld). The provisions of Section 16.2 shall apply to the use of Philips Marks on or in connection with Philips Product delivered hereunder which include any Approved DISH Brand Name.

     11.3 [CONFIDENTIAL MATERIAL REDACTED]







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     11.5  [CONFIDENTIAL MATERIAL REDACTED]


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     11.6  LICENSE LIMITATION.  Philips shall use the Technology for the sole purpose of manufacturing the Philips Products and the DISH Branded Philips Products and not for any other purpose. Subject to the limitations set forth below, Philips shall have the right to incorporate all or part of the Technology into Integrated Products (as defined in Section 1.23 above), but shall have no right to incorporate the Technology into a particular
Additional Revenue Product (as defined in Section 1.23 above) unless and until such time as Philips, HTS and the licensor(s), if any, of the technology necessary to generate the additional revenue streams agree upon their respective rights to, and obligations regarding, that technology and the aggregate revenue stream generated by the Additional Revenue Product.
In limitation of the foregoing, Philips will manufacture and assemble the Philips Products and the DISH Branded Philips products so that they are only compatible with the DISH Network (as defined in Section A of the Introduction) and cannot be used to receive signals transmitted by third party providers of DBS programming. In limitation of the foregoing, Philips is expressly prohibited from incorporating all or any part of the Technology into any product which also incorporates technology enabling the product to receive and/or decode signals transmitted by satellite transponders that are neither owned nor controlled by ESC or an ESC Affiliate. Philips is prohibited from using or distributing all or any part of the Technology for the purpose of manufacturing, or having manufactured, any other Digital Satellite Receiver or for any purpose not expressly set forth in this Agreement without HTS' prior written consent, which consent may be withheld in HTS' sole discretion.

     11.7 SUBCONTRACTING. Philips has no right under this Agreement to grant sublicenses with respect to the License or any of the Technology, without the prior written consent of HTS. Philips may subcontract the manufacture of Philips Products or DISH Branded Philips Products upon HTS' prior written approval of the subcontract manufacturer suggested by Philips (a "Permitted Subcontractor"). HTS will not unreasonably withhold its approval of a subcontract manufacturer suggested by Philips; provided, however, Philips recognizes and acknowledges that HTS may withhold its approval of a subcontract manufacturer to which HTS has reasonable commercial concerns, including without limitation: (i) adequate protection of the Technology or HTS Confidential Information (as defined in Section 14.1.1 below); (ii) proper use of the Technology; or (iii) the subcontract manufacturer (at the finished goods level) is a competitor (in HTS' reasonable judgment) of HTS or ESC, or manufactures Digital Satellite Receivers for a competitor of HTS or ESC.

     11.8  [CONFIDENTIAL MATERIAL REDACTED]


     11.9 RESPONSIBILITY FOR PERMITTED SUBCONTRACTOR. Philips acknowledges and agrees that it shall bear full responsibility for all acts and omissions of any Permitted Subcontractor (including any employee or agent thereof, whether or not such acts or omissions are with the scope of employment of such employees or agents) relating to the manufacture of the Philips Products and/or the DISH Branded Philips products under this Agreement, to the same extent as if any such act or omission were committed by Philips.

     11.10 ACKNOWLEDGMENT OF RIGHTS.

          11.10.1   HTS' RIGHTS.    Philips acknowledges and understands
that HTS or any of its Affiliates may, directly or through any third party, manufacture, assemble, distribute and sell Digital Satellite Receivers in the Territory and anywhere else in the world for use by end users in the Territory and anywhere else in the world in connection with the DISH Network (as defined in Section A of the Introduction) or any other satellite or other programming delivery system. Philips further acknowledges and understands that HTS and its Affiliates may at any time license or sublicense the Technology in the Territory or elsewhere, in whole or in part, for the manufacture of Digital Satellite Receivers or for any other purpose.

          11.10.2   PHILIPS' RIGHTS.    Subject to Philips' duties and
obligations hereunder with respect to the Technology (including any Improvements, modifications and enhancements thereof, but not including Philips Technology) and Third Party Software sublicensed to Philips by HTS under Section 11.1 above, HTS acknowledges and understands that Philips or any of its Affiliates may, directly or through any third party, manufacture, assemble, distribute and sell Digital Satellite Receivers in the Territory and anywhere else in the world for use by end users in the Territory and anywhere else in the world in connection with any DBS (or other programming delivery system) programming service other than the DISH Network (as defined in Section A of the Introduction). Subject to Philips' duties and obligations hereunder with respect to the Technology (including any Improvements, modifications and enhancements thereof, but not including Philips Technology) and Third Party Software sublicensed to Philips by HTS under Section 11.1 above, HTS further acknowledges and understands that Philips may at any time license or sublicense Philips Intellectual Property in the Territory or elsewhere, in whole or in part, for the manufacture of Digital Satellite Receivers or for any other purpose.

     11.11 Philips acknowledges and understands that manufacture of the Philips Products and DISH Branded Philips Products may require compliance with MPEG 2, DVB and other industry standard technologies and the use of a range of other third party intellectual property rights. Philips acknowledges and understands that it, and not HTS, is responsible for: (i) determining those entities with which it must negotiate and enter into licensing agreements; (ii) negotiating license rights from all those third parties; and (iii) paying (and represents and warrants that it will pay as and when due) any and all applicable license fees to any and all entities to which a royalty or license fee is required to be paid for a unit of the Philips Products or DISH Branded Philips Product manufactured and/or sold by Philips. HTS shall promptly inform Philips of any royalties of which it becomes aware will become due with respect to the Philips Products or DISH branded Philips Products.

     11.12 Philips understands and acknowledges that HTS has designed a specific electronic on screen programming guide, which may be incorporated by Philips into the Philips Products. Philips may substitute another on screen programming guide in the Philips Products; provided that such substitute on screen programming guide meets the Specifications as set forth in attached Exhibit F and the User Interface Guidelines. Philips acknowledges and agrees that, to the extent Philips incorporates the electronic programming guide used in the HTS System (the "EPG") into the Philips Products or the DISH Branded Philips Products, it does so at its sole risk and liability. Philips further acknowledges and agrees that the EchoStar Parties make no representations or warranties, either express or implied, statutory or otherwise, with respect to the EPG and all such warranties are hereby excluded except to the extent such exclusion is absolutely prohibited by law.
 Without limitation of the foregoing, Philips acknowledges and agrees that no warranty whatsoever is given regarding HTS' ownership of the EPG or any requirements to make royalty and/or other license fee payments to third parties. Philips acknowledges and understands that the use of the EPG or an electronic programming guide other than the EPG which meet the Specifications and is compatible with the Technology in the Philips Products or DISH Branded Philips Products may require licenses from third parties, and that Philips and not HTS is responsible for: (i) determining those entities with which it must negotiate and enter into licensing agreements; (ii) negotiating license rights form all those third parties; and (iii) paying (and represents and warrants that Philips will pay as and when due) any and all applicable license fees to any and all entities to which a royalty or license fee is required to be paid for a unit of the Philips Products or the DISH Branded Philips Products manufactured and/or sold by or for Philips. Philips further acknowledges and agrees that Philips hall be solely responsible for the payment, and the EchoStar Parties shall have no obligation to indemnify Philips for, any costs, losses, liabilities, damages, lawsuits, judgments, claims, actions, penalties, fines and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and all monies paid in the investigation, defense or settlement of any or all of the foregoing), that arise out of, or are incurred in connection with the incorporation of the EPG or any other electronic programming guide into the Philips Products or the DISH Branded Philips Products.

     11.13 SERIAL NUMBERS AND SMART CARD NUMBERS. For the purpose of facilitating the Activation of Philips Products and DISH Branded Philips Products by ESC, Philips will provide ESC with a list, on paper and electronic media in the format requested by ESC, which includes the serial number of each Philips Product, DISH Branded Philips Product and corresponding Smart Card number prior to: (i) delivery of the Philips Product to a Philips Retailer, or the DISH Branded Philips Product to HTS or its Affiliates; or (ii) placement of the Philips Products into Philips' inventory utilized for the fulfillment of orders submitted to Philips directly from end-users. The implementation of this Section 11.13 will be mutually agreed upon in a writing signed by both parties; provided, however, that Philips acknowledges and agrees that no Philips Products will be Activated by ESC until such time as a mutual agreement on implementation is reached by the parties.

     11.14 RESIDENTIAL CUSTOMER AGREEMENT. Philips agrees that it will include a copy of ESC's standard Residential Customer Agreement, as amended from time to time in ESC's sole discretion, (the "RCA") with each OEM Product, Philips Product and DISH Branded Philips Product packaged by Philips. Philips agrees to include the RCA in the same manner as the then current method used to include the RCA with each Digital Satellite Receiver packaged by HTS and its Affiliates, as such method may change from time to time in HTS' sole discretion, or such other manner as the parties may agree to in a writing signed by both parties.

12.  [CONFIDENTIAL MATERIAL REDACTED]



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     [CONFIDENTIAL MATERIAL REDACTED]

13.   QUALITY CONTROL

     13.1 MANUFACTURE OF PHILIPS PRODUCTS

          13.1.1 INCORPORATION OF SPECIFICATIONS. Philips undertakes and agrees to incorporate the Specifications in the manufacture of the Philips Products and DISH Branded Philips Products and agrees to comply with any and all industry and governmental standards and regulations, including, without limitation, product safety standards, which may apply to the manufacture, sale and use of the Philips Products and DISH Branded Philips Products in the Territory. Subject to the terms and conditions of Sections 15.3.1 and 15.3.2 below, Philips may make product feature changes to the Philips Products and DISH Branded Philips Products or make changes which do not adversely affect the function or performance of the Philips Products and DISH Branded Philips Products, without HTS' consent. Philips agrees that in the manufacture of the Philips Products and DISH Branded Philips Products pursuant to this Agreement, manufacturing operations shall at all times be conducted to ensure that the Philips Products and DISH Branded Philips Products manufactured by Philips or Permitted Subcontractors shall be in strict conformance with the Specifications, as defined in Exhibit
F. EchoStar does not warrant that Philips Products or DISH Branded Philips Products manufactured by or on behalf of Philips will perform in accordance with the performance requirements of the Specifications. Changes to the Specifications shall be made in accordance with HTS' standard Engineering Change Request ("ECR") procedure, as such ECR procedure may change from time to time in HTS' sole discretion. HTS current ECR procedure is set forth in Exhibit R attached hereto.

          13.1.2 MARKING PHILIPS PRODUCTS. Philips agrees to individually mark each unit of Philips Product and DISH Branded Philips Product manufactured by Philips pursuant to this Agreement with a unique serial number and a clear and distinct designation of the country of manufacture and/or assembly origin in accordance with applicable laws.

          13.1.3 COMPLIANCE WITH IMPORT LAWS. Philips will, at Philips' sole cost and expense, comply with all laws, rules and regulations relating to the importation by Philips of machinery, equipment, parts, components and materials required or used in the manufacture, assembly and testing of the Philips Products and DISH Branded Philips Products, without any responsibility or liability on the part of HTS with respect to such import licenses or imports.

     13.2 LOCATION(S); INSPECTION OF LOCATION(S) AND PHILIPS PRODUCTS

          13.2.1 LOCATION. The Philips Products and DISH Branded Philips Products will be manufactured, assembled and tested at the Location(s) operated by Philips or an Affiliate of Philips or by a Permitted
Subcontractor listed in Exhibit L.

          13.2.2 LOCATION INSPECTION. Philips will permit HTS to enter Location(s) upon reasonable prior notice during normal business hours to inspect the facilities, equipment and materials used in manufacturing, assembling and testing the Philips Products and DISH Branded Philips Products, to check operations and methods, and to take with them reasonable samples of the Philips Products and DISH Branded Philips Products as provided in Section 13.2.3 and reasonable samples of the materials and supplies used in manufacturing, assembling and testing the Philips Products and DISH Branded Philips Products.

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          13.2.3   APPROVAL OF PHILIPS PRODUCTS.  Philips shall, at Philips'
cost, provide HTS up to thirty-six (36) (as determined by HTS) production intent (pre-pilot) samples of each model Philips Product and DISH Branded Philips Product prior to their full-scale manufacture by Philips; provided, however, that HTS provides Philips with a list identifying HTS' intended use for each such sample. HTS will notify Philips in writing of the conformity or otherwise of that Philips Product or DISH Branded Philips Product to the Specifications within thirty (30) days of receipt by HTS of the Philips Product or DISH Branded Philips Product. Philips also shall, at Philips' cost, provide HTS up to thirty-six (36) (as determined by HTS) production samples of each model Philips Products and DISH Branded Philips Product prior to its full-scale manufacture by Philips; provided, however, that HTS provides Philips with a list identifying HTS' intended use for each such sample. HTS will notify Philips in writing of the conformity or otherwise of that Philips Product or DISH Branded Philips Product to the Specifications within fifteen (15) days of receipt by HTS of the Philips Product or DISH Branded Philips Product. The written test procedures and test plan that is used to determine conformity of the Philips Products and DISH Branded Philips Products to the Specifications ("Test Procedures and Plan"), a copy of which, in written form, will be attached hereto as Exhibit N) shall be furnished to Philips by HTS at least one hundred and twenty (120) days prior to the start of full-scale manufacture of the first Philips Products by Philips. If HTS reasonably determines that any of Philips' samples fail to meet the quality, performance and compatibility standards in the Test Procedures and Plan, then Philips shall promptly correct the deficiency before continuing the manufacture of the Philips Products and DISH Branded Philips Products. The examination by HTS of the conformity of the Philips Products and DISH Branded Philips Products to the Test Procedures and Plan shall not be construed as constituting a certification or warranty. Philips shall not be authorized to refer to HTS' examination in connection with the sale of the Philips Products or DISH Branded Philips Products as a certification or warranty by HTS, unless expressly agreed by HTS. HTS shall have no liability whatsoever arising from its examination of the Philips Products and DISH Branded Philips Products. Should HTS fail to provide to Philips the Test Procedures and Plan at least one hundred and twenty (120) days prior to the start of full-scale manufacture of a particular Philips Product or DISH Branded Philips Product by Philips, Philips shall not be limited or restrained in any way from beginning production of that particular Philips Product or DISH Branded Philips Product, and HTS will waive its rights under this Section with respect to the first full-scale manufacture of that particular Philips Product or DISH Branded Philips Product; provided that in any event Philips' or its Permitted Subcontractors' manufacture of that particular Philips Products or DISH Branded Philips Product must be in compliance with the Specifications. Notwithstanding the immediately preceding sentence, it shall not be necessary for Philips to commence production of Philips Products less than one hundred and twenty (120) days after receipt of the Test Procedures and Plan in order to exercise "reasonable commercial efforts" to commence production of commercial quantities of a full product line of HTS System-compatible Philips Products no later than the fourth quarter of 1998 as required under Sections 11.1 and 18.3(ii).

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          13.2.4   QUALITY CONTROL PROCEDURES.  Philips and its Permitted
Subcontractors shall maintain a quality control program which ensures compliance with any and all applicable governmental standards, regulations or certifications. All work undertaken by Philips shall be performed in accordance with Philips established Quality Control procedures and guidelines, which Philips shall provide to HTS for HTS' review, at HTS' request.

          13.2.5 FACTORY TESTING. Prior to shipment from Location(s), each Philips Product and DISH Branded Philips Product shall be factory tested by Philips or its Permitted Subcontractors, and Philips and its Permitted Subcontractors shall submit to HTS, upon request of HTS, complete certified test results. Upon reasonable prior notice, Philips will permit HTS to have access to all such records for Philips and its Permitted Subcontractors at Philips Location(s) during normal business hours.

     13.3 [CONFIDENTIAL MATERIAL REDACTED]



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          [CONFIDENTIAL MATERIAL REDACTED]

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          [CONFIDENTIAL MATERIAL REDACTED]


14.  CONFIDENTIAL AND PROPRIETARY INFORMATION

     14.1  CONFIDENTIAL INFORMATION

          14.1.1 HTS CONFIDENTIAL INFORMATION. Philips understands that the Technology, including without limitation, Exhibits E, F, H, and N and all information relating to it, and information provided by HTS to Philips or otherwise obtained by Philips relating to the business or operations of HTS and its Affiliates (except as set forth below in Section 14.1.5) ("HTS Confidential Information") will be treated by Philips, its Affiliates, employees, agents and Permitted Subcontractors as strictly confidential. Philips represents and agrees that it will only use HTS Confidential Information as expressly permitted under the terms and conditions of this Agreement, or as otherwise permitted in writing in advance by HTS. Philips may only disclose HTS Confidential Information to: (i) those of Philips and its Affiliates officers, directors and employees who have a need to know HTS Confidential Information in connection with carrying out Philips' obligations under this Agreement, and only provided that each of such parties agrees in writing to be bound by the terms and conditions of this Agreement; and (ii) Permitted Subcontractors as provided in Section 11.7 above. Philips shall not disclose HTS Confidential Information to any others, or allow any others to use HTS Confidential Information, during the Term or at any time thereafter, without the prior written consent of HTS. Philips represents and agrees that it shall use its best efforts to protect the confidential nature of HTS Confidential Information, and in all events shall use at least the same degree of care as it uses to protect its own confidential and proprietary information. Further, Philips acknowledges and understands that HTS Confidential Information would be useful to HTS competitors, and would cause damage to HTS current and prospective business if disclosed without the prior written consent of HTS or in violation of this Agreement.

          14.1.2 PHILIPS CONFIDENTIAL INFORMATION. HTS understands that the information provided by Philips to HTS or otherwise obtained by HTS relating to the business or operations of Philips and its Affiliates (except as set forth below in Section 14.1.5) ("Philips Confidential Information") will be treated by HTS, its Affiliates,

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

employees, and agents as strictly confidential. HTS represents and agrees that it will only use Philips Confidential Information as expressly permitted under the terms and conditions of this Agreement, or as otherwise permitted in writing in advance by Philips. HTS may only disclose Philips Confidential Information to those of HTS' or its Affiliates' officers, directors and employees who have a need to know Philips Confidential Information in connection with carrying out HTS obligations under this Agreement, and only provided that each of such parties agrees in writing to be bound by the terms and conditions of this Agreement. HTS shall not disclose Philips Confidential Information, during the Term or at any time thereafter, without the prior written consent of Philips. HTS represents and agrees that it shall use its best efforts to protect the confidential nature of Philips Confidential Information, and in all events shall use at least the same degree of care as it uses to protect its own confidential and proprietary information. Further, HTS acknowledges and understands that Philips Confidential Information would be useful to Philips competitors, and would cause damage to Philips current and prospective business if disclosed without the prior written consent of Philips or in violation of this Agreement.

          14.1.3 GENERAL. At all times during the term of this Agreement and for a period of five (5) years thereafter, the parties and their employees will maintain, in confidence, the terms and provisions of this Agreement, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired, devised or developed in any manner from the another party's personnel or files, or as a direct or indirect result of a party's actions or performance under this Agreement, and each party represents that it has not and will not reveal the same to any persons not employed by such party, except: (i) at the written direction of the party which is the owner of such information; (ii) to the extent necessary to comply with law, the valid order of a court of competent jurisdiction or the valid order or requirement of a governmental agency or any successor agency thereto, in which event the disclosing party shall notify the owner of the information in advance, prior to making any disclosure, and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, provided such parent company, auditors and attorneys agree to be bound by the provisions of this paragraph; or (iv) to the extent necessary to permit the performance of obligations under this Agreement.

          14.1.4 SUBSCRIBER INFORMATION. All subscribers who subscribe to DISH Network programming services shall be deemed customers of ESC for all purposes relating to direct to home programming services. Philips acknowledges and agrees that the names, addresses and related information ("Subscriber Information") of DISH Network subscribers are as between Philips and ESC, with respect to the delivery of direct to home satellite services, proprietary to ESC, and shall be treated with the highest degree of confidentiality by Philips. Philips will not directly or indirectly use any Subscriber Information for the purpose of soliciting, or to permit any others to solicit, DISH Network subscribers to subscribe to any other programming services, and Philips shall under no circumstance directly or indirectly reveal any Subscriber Information to any third party for any reason without the express prior written consent of ESC, which ESC may withhold in its sole and absolute discretion. In furtherance and without limitation of the foregoing, Philips will not, directly or indirectly: (i) target, or knowingly assist any other person or entity to target, any solicitation of programming services to any DISH Network subscribers; provided, however, that nothing contained herein shall restrict Philips from being permitted to solicit all of its customers generally; or (ii) offer, directly or indirectly, an additional economic incentive (that is not generally offered by a third party provider of programming services to all of its potential subscribers at the time of such Philips offer) to DISH Network subscribers, to subscribe to, market, purchase, or sell any prgramming services; provided, however, that nothing contained herein shall restrict Philips from offering Philips' normal and customary economic incentives all of its customers, offered in connection with Philips products generally. The provisions of this Section 14.1.4 shall survive termination or expiration of this Agreement indefinitely.

          14.1.5 EXCLUSIONS. For the purpose of this Section 14, HTS and Philips as the case may be, are referred to as the "Recipient" or the "Discloser". Notwithstanding any provision to the contrary in this Section 14, HTS Confidential Information and Philips Confidential Information (collectively referred to as the "Confidential Information") shall not include any information which is:

                   (i) already in or comes into the public domain other than through disclosure by the Recipient;

                   (ii) independently developed or known by the Recipient, as evidenced by written documentation compiled by the Recipient prior to receipt by the Recipient the Confidential Information in question; or

                   (iii) received by the Recipient from a third party without restriction and without breach of this Agreement.

          14.1.6 SCOPE. The Recipient's confidentiality obligation shall include, but is not limited to, not making more copies of the Confidential Information than is reasonably necessary for fulfilling its obligations under this Agreement and security backup purposes, without the prior written consent of the Discloser. The original and all copies or other reproductions of the Confidential Information shall contain markings of "Confidential",
"Proprietary" or like import.   All materials created or fabricated by the
Recipient, including, without limitation, evaluations, based on the Confidential Information, are owned by and are the exclusive property of the Discloser, and shall be returned by the Recipient to the Discloser immediately upon request by the Discloser or termination or expiration of this Agreement.

          14.1.7 NO IMPLIED LICENSE. Except as expressly set forth in this Agreement, this Agreement shall not be construed as granting or conferring any interests or rights, by license or otherwise, in any of the Confidential Information, including, without limitation, any patent or patent application or any copyright in which the Discloser now has or subsequently may obtain any right, title or interest or any other intellectual property rights.

          14.1.8 EQUITABLE RELIEF. The Recipient recognizes that the unauthorized use or disclosure by the Recipient, its Affiliates, its employees, agents or Permitted Subcontractors of any of the Confidential Information would cause irreparable injury and damage to the Discloser for which monetary damages alone would be an inadequate remedy, and which damages are difficult to accurately measure. Accordingly, the Recipient agrees that the Discloser shall have the right, in addition to and not in limitation of any other remedies available, to obtain immediate injunctive relief (without the necessity of posting or filing a bond or other security) to restrain the threatened or actual violation hereof by the Recipient, its Affiliates, its employees and agents, as well as other equitable relief allowed by the federal and state courts. The foregoing remedy of injunctive relief is agreed to without prejudice to any party to exercise any other rights and remedies it may have, including without limitation, the right to terminate this Agreement and seek damages or other legal or equitable relief. All of the confidentiality obligations set forth in this Agreement, including, without limitation, Philips' obligations to protect the Technology, shall survive the termination or expiration of this Agreement.

          14.1.9 ECONOMIC BENEFITS DERIVED HELD IN TRUST. In the event that Philips derives an economic benefit, in any form, from a violation of its obligations under Section 14.1.4, it is hereby agreed that such economic benefit is the property of ESC and that Philips shall deliver the cash value of the economic benefit to ESC immediately upon receipt of the economic benefit. It is further agreed that Philips shall hold such economic benefit in trust for the benefit of ESC until such time as its cash value is delivered to ESC. The foregoing is agreed to without prejudice to ESC to exercise any other rights and remedies it may have, including without limitation, the right to terminate this Agreement and seek damages or other legal or equitable relief.

          14.1.10 CONFIDENTIALITY TERM. Recipient shall be obligated to maintain the Confidential Information in confidence for a period of five (5) years after disclosure by Discloser.

15.  USE OF TECHNOLOGY

     15.1 NO REVERSE ENGINEERING. Philips shall not reverse engineer (or make any other attempt using any method or technique whatsoever to determine the source code for) any HTS Software, Third Party Software, or other software provided by HTS in binary form, including, but not limited to, the interface software and the object code of the conditional access task of the Technology.

     15.2 LOCATIONS. Philips shall not, without the prior written consent of HTS, which consent shall not be unreasonably withheld, use the Technology or any derivative thereof at any location other than the Location(s).

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

     15.3 MODIFICATION OF HTS SOFTWARE.

          15.3.1 MODIFICATIONS AND ENHANCEMENTS OF THE HTS SOFTWARE BY PHILIPS. Nothing in this Agreement shall prohibit Philips (under the terms and conditions of this License), from developing modifications or enhancements to the HTS Software which do not require knowledge of, or access to, the source code for the HTS Software (the "Source Code"). Any and all intellectual property rights which result from such development of modifications or enhancements (including without limitation any derivative works for copyright purposes) to the HTS Software hereunder by Philips and which are materially related to the HTS Software shall become and remain (at no cost to HTS) the sole and exclusive property of HTS; provided, however, that "HTS Software" and "HTS Systems" shall be deemed to include such software and products as modified or enhanced hereunder and Philips shall receive a royalty free license to use such modifications and enhancements during the Term in accordance with the terms and conditions of this Agreement, including without limitation Sections 11.1 and 11.6 above.

          15.3.2   PHILIPS DEVELOPMENTS.  Subject to Section 13.1.1 and
Section 11.6 above, HTS acknowledges that Philips may develop and incorporate into Philips Products made under this Agreement features that are proprietary to Philips ("Philips Technology"). For purposes of this Section, "Philips Technology" shall include only such features which do not: (i) contain any Technology; and (ii) do not constitute a derivative work for copyright purposes, modification or enhancement of the Technology. With regard to Philips Technology, HTS shall have the option to receive a license to use such Philips Technology for the sole purpose of manufacturing and selling HTS Systems under the HTS Marks or trademarks of Affiliates at fair market value. Except to third party manufacturers of HTS Systems under the brand name of HTS or its Affiliates, HTS shall have no right to license or sublicense Philips Technology to third parties without the express written permission of Philips.

          15.3.3   THIRD PARTY INTELLECTUAL PROPERTY.  Except as relates to:
(i) Improvements; (ii) other modifications or enhancements to the HTS Software under Sections 15.3.1; or (iii) Philips Technology under Section 15.3.2, neither party shall have any rights to any intellectual property developed by a third party for or in conjunction with the other party. Each party understands and acknowledges that it may be restricted from being permitted to use any intellectual property developed by a third party for or in conjunction with the other party, including, but not limited to, intellectual property with regard to HTS Systems. To the extent that the HTS System contains Third Party Software that neither HTS nor any of its Affiliates have the right to sublicense to Philips, HTS will use reasonable commercial efforts to assist Philips in obtaining a license or agreement to license that will enable Philips to perform the activities contemplated in this Agreement.

     15.4 U.S. EXPORT AND OTHER LAWS

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          15.4.1   COMPLIANCE REQUIREMENTS.

                   (a) Philips understands and acknowledges that HTS' obligations to Philips under this Agreement, including, without limitation, any and all obligations of HTS to provide the Technology (including the Specifications), any technical assistance, any media in which any of the foregoing is contained and related technical data (collectively referred to as the "Data") are subject to compliance with all applicable laws and regulations of the United States of America, and with the terms of any applicable U.S. export licenses issued in connection with the furnishing of the Data to Philips under this Agreement, and in the event HTS obligations should conflict with any law, regulation or export license, HTS shall be excused from performance of such obligations to the extent required for compliance therewith.

                   (b) Philips agrees to comply with all terms of any U.S. export licenses or regulations affecting Philips' use or disposition of technical data or the product thereof, or any know-how, technical information, manufacturing or test equipment, components or software supplied
by HTS under this Agreement.   In furtherance and not in limitation of the
foregoing, Philips agrees that it will not export or reexport:: (1) the Technology; (2) any Smart Cards purchased under Section 13 above; or (3) any Philips Product, DISH Branded Philips Product or other product designed, developed or manufactured utilizing the Technology, to Cuba, Iran, Iraq, Libya, North Korea, Sudan or Syria without the prior approval of the United States Government; and that it will not use: (i) the Technology; (ii) any Smart Cards purchased under Section 13 above; or (iii) or any Philips Product, DISH Branded Philips Product or other product designed, developed or manufactured utilizing the Technology, to support directly or indirectly the design, development, production or use of nuclear, chemical or biological weapons or ballistic missiles.

                   (c) HTS shall use commercially reasonable efforts to effect compliance, as soon as practicable, with applicable U.S. export laws and regulations in connection with the terms of this Agreement which are applicable to HTS (including obtaining the necessary licenses in connection with the furnishing of Data to Philips).

          15.4.2   COMPLIANCE REPRESENTATION.

                   Philips represents and warrants that it will comply in all respects with the export and reexport restrictions set forth in any applicable U.S. export licenses with respect to any item used in the manufacture of the Philips Products or DISH Branded Philips Products by Philips and will otherwise comply with any and all applicable U.S. export and reexport laws and regulations or other United States laws and regulations in effect from time to time. In furtherance and not in limitation of the foregoing, Philips represents and warrants that it will not export or reexport the Technology or any Philips Product, DISH Branded Philips Product or other product designed, developed or manufactured utilizing the Technology to Cuba, Iran, Iraq, Libya, North Korea, Sudan or Syria without the prior approval of the United States Government; and (iii) it will not use the Technology or any Philips Product, DISH Branded Philips Product or other product designed, developed or manufactured utilizing the Technology to support directly or indirectly the design, development, production or use of nuclear, chemical or biological weapons or ballistic missiles. Philips shall cooperate with HTS in making application for and securing any required export licenses, approvals or other authorizations and shall prepare, execute and deliver all documents that may be required in connection therewith.

          15.4.3 Philips acknowledges and understands that U.S. export laws relating to the Philips Products and DISH Branded Philips Products may change from time to time in the future. Philips acknowledges that it is Philips' sole responsibility to be and remain informed of all U.S. laws relating to the export of Philips Products and DISH Branded Philips Products outside of the U.S. HTS has absolutely no obligation to update Philips regarding the status of U.S. export laws or any other U.S. laws relating to the export of Philips Products and DISH Branded Philips Products outside of the U.S. Without HTS giving any consent for export of the Philips Products or DISH Branded Philips Products and subject to territorial limitations of this Agreement, Philips represents and agrees that prior to exporting and/or selling any Philips Products or DISH Branded Philips Products outside of the U.S., it will investigate all applicable U.S. laws relating to the export of Philips Products and DISH Branded Philips Products outside of the U.S. Philips is strictly prohibited from violating any U.S. law relating to the export of Philips Products and DISH Branded Philips Products outside of the U.S. Should Philips export or sell any Philips Product or DISH Branded Philips Products outside of the U.S. in violation of this Agreement and/or U.S. law, this Agreement shall automatically terminate.

16.  TRADEMARKS

     16.1 PHILIPS MARKS; STANDARDS MARKS. Except as otherwise expressly provided in Section 16.2 below, Philips may only affix the Philips Marks and the "MPEG 2" standard and "DVB" standard trademarks on the Philips Product. Philips recognizes and understands that HTS has no authority to grant Philips any rights to affix the "MPEG 2" standard and "DVB" standard trademarks to the Philips Products. Should Philips desire to do so, Philips must negotiate the entitlement of such rights with the applicable rights holders. Except as restricted by Section 16.3 below, upon HTS' prior written consent, which consent shall not be unreasonably withheld, Philips may affix other Philips brand names to the Philips Products.

     16.2 HTS MARKS. Philips shall not affix, use, display or otherwise incorporate any registered or unregistered HTS Marks or service marks on or in connection with Philips Products, including, but not limited to, on the receiver, antenna and packaging, or the electronic on screen guide, except as: (i) expressly consented to in advance in writing by HTS, which consent may granted or withheld in HTS' absolute discretion; and

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

(ii) if such consent is granted, strictly in accordance with the usage guidelines for HTS Marks, as such guidelines may change from time to time in HTS' sole discretion. In addition, Philips agrees that HTS shall have the right to require Philips to affix the HTS Marks set forth in Exhibit D and the User Interface Guidelines on or in connection with the Philips Products, including without limitation on the Accessories and packaging and on the electronic program guide, such that the HTS Marks are displayed in a manner which is at least equally as prominent as the Philips Marks affixed to the same. Philips also agrees that, for the duration of the term and any extensions thereof, it will affix the HTS Marks set forth in Exhibit D in the center of, and above all Philips Marks and Third Party Marks affixed to, all dish antennas sold to end-users in connection with Philips Products.

          16.3 OEM BRANDING AND MANUFACTURE RESTRICTION. Philips shall not manufacture or assemble the Philips Product under any third party label or brand for any third party, without HTS' prior written approval, which approval HTS may withhold in its sole discretion.

17   [CONFIDENTIAL MATERIAL REDACTED]


                                      53

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18.  TERM AND TERMINATION

     18.1   [CONFIDENTIAL MATERIAL REDACTED]

     18.2 TERMINATION BY EITHER PARTY UPON DEFAULT. This Agreement may be terminated by a party (the "Affected Party") upon the occurrence of any of the following with respect to the other party (the "Other Party"):

            18.2.1 The Other Party commits a payment default which is not cured within ten (10) days of receipt of written notice from the Affected Party.

            18.2.2 The Other Party defaults on any obligation or breaches any representation, warranty or covenant in this Agreement (regardless of whether breach or default of such obligation, representation, warranty or Covenant is designated as giving rise to a termination right), and such default or breach is not cured within thirty (30) days of receipt of written notice from the Affected Party. The parties agree that all obligations, representations, warranties and covenants contained in this Agreement, whether or not specifically designated as such, are material to the agreement of the parties to enter into and continue this Agreement.

     18.3 TERMINATION BY HTS. HTS may terminate this Agreement upon written notice to Phillips at any time in case of: (i) the occurrence of an event which gives rise to a right of ESC to terminate the payment of Commissions to Phillips pursuant to the provisions of Section 8 above; (ii) Phillips fails to use reasonable commercial efforts to commence production of commercial quantities of a full product line of HTS System-compatible of Phillips Products no later than the fourth quarter of 1998; (iii) Phillips fails to pay the License Activation Fee within thirty (30) days of execution of this Agreement by both parties; (iv) acquisition of Phillips, directly or indirectly, by a third party, or the merger of Phillips with a third party which manufactures, distributes or sells Digital Satellite Receivers (this Section will not apply to an acquisition of Phillips by, or the merger of Phillips with an Affiliate of Phillips; provided that such Affiliate is not a direct or indirect provider of direct to home satellite programming); (v) Phillip's falsification of any material records or reports required hereunder; or (vi) a material breach, as determined in the EchoStar Parties reasonable judgement, by Phillips of the confidentiality provisions contained in Section 14 above.

     18.4 TERMINATION OF LICENSE. In the event; (i) this Agreement is terminated pursuant to Sections 18.2 or 18.3; or (ii) HTS loses its right, title or interest in all of the Technology: (a) the License granted hereunder shall terminate; (b) all Confidential information shall be returned to the Discloser; and (c) Phillips shall cease using the Technology, including, without limitation, to manufacture the Phillips Products and DISH branded Phillips Products.

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     18.6   PAYMENT, FORFEITURE AND CANCELLATION.  Upon expiration or
termination of this Agreement for any reason, all sums due the EchoStar Parties or Philips must be immediately paid. Any credit or allowance under any cooperative or incentive program or other promotion (including any credit or allowance against the future purchase of OEM Products or Philips Products) which has not been applied by such date shall be forfeited unless otherwise expressly provided in the program or promotion, and all orders in process shall be deemed canceled unless in transit or paid for in advance by Philips or the EchoStar Parties. The EchoStar Parties and Philips hereby waive all claims against each other in connection with such forfeiture and cancellation.

     18.7 SURVIVAL OF CERTAIN OBLIGATIONS. Termination or expiration of this Agreement for any reason shall not terminate any obligation or liability of one party to the other which is specified in this Agreement to expressly survive termination or expiration, which arises by operation of law or which logically is to be performed after termination or expiration, nor preclude or foreclose recovery of damages or additional remedies available to any party under applicable law, except as otherwise provided in this Agreement.

     18.8  [CONFIDENTIAL MATERIAL REDACTED]



19.  REPRESENTATIONS AND WARRANTIES

     19.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PHILIPS. Philips represents, warrants and covenants, as follows, which representations, warranties and covenants shall survive the execution of this Agreement:

          19.1.1 Philips has the right and authority to enter into this Agreement and the execution, delivery and performance by Philips of this Agreement have been duly authorized by all requisite corporate action and will not violate any provision of Philips articles of incorporation or bylaws, or any provision of any agreement by which Philips is bound or affected.

          19.1.2 Philips acknowledges the applicability of U.S. export control regulations which prohibit the sale, export, reexport or diversion of certain products and technology to certain countries, and will not sell, export or reexport any of the Philips Products, DISH Branded Philips Products or OEM Products, in the form received, or as modified or incorporated into other equipment, except as permitted under this Agreement and authorized by such regulations.

          19.1.3 Philips has the necessary technical knowledge, practical experience and capacity to manufacture, assemble and test the Philips Products and the DISH Branded Philips Products under the License granted hereunder.

          19.1.4 Philips is not, nor at any time will it be, in violation of any applicable Law by entering into and undertaking the performance of this Agreement and in performing its obligations pursuant to this Agreement. Philips agrees to comply with any and all applicable Laws.

          19.1.5 Philips shall pay, as and when due, any and all applicable MPEG 2, DVB, Macrovision, programming guide and other royalties and applicable license fees to any and all applicable entities to which a royalty or license fee is required to be paid in connection with manufacture or distribution of the Philips Products and DISH Branded Philips Products.

          19.1.6 Philips shall provide to HTS such adequate assurances as HTS may require from time to time in order to ensure that the requirements of this Section 19.1 have been met, and will continue to be met on an ongoing basis, by Philips.

          19.1.7 Philips represents and warrants that it will secure licenses for Third Party Intellectual Property incorporated into DISH Branded Philips Products to the same extent that it secures licenses for Third Party Intellectual Property incorporated into Philips Products. Violation of this provision shall not be subject to the limitations on Philips' indemnification obligations set forth in Section 21.2.1(i) below.

          19.1.8 Except as otherwise expressly stated in this Agreement, Philips makes no other representations or warranties, either express or implied, statutory or otherwise, and all such warranties are hereby excluded except to the extent such exclusion is absolutely prohibited by law.

     19.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF HTS. The EchoStar Parties (or, HTS or ESC as identified below) represent, warrant and covenant as follows, which representations, warranties and covenants shall survive the execution of this Agreement:

          19.2.1 The EchoStar Parties have the right and authority to enter into this Agreement and the execution, delivery and performance by the EchoStar Parties of this Agreement have been duly authorized by all requisite corporate action and will not violate any provision of articles of incorporation or bylaws, or any provision of any agreement by which the EchoStar Parties are bound or affected.

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

          19.2.2 HTS is the beneficial owner of Intellectual Property created independently by it, and such Intellectual Property is not subject to any covenant or other restriction preventing or limiting HTS' right to manufacture the OEM Products as contemplated by this Agreement. Notwithstanding the above, but subject to Section 6.1, no warranty whatsoever is given for any Third Party Intellectual Property (as defined in Section 21.2.2(a)) or industry specific technology used in the manufacture of the OEM Product, including, without limitation, the requirement to make payment of applicable royalties or other license fees to others.

          19.2.3 The EchoStar Parties are not, nor at any time will it be, in violation of any applicable Law by entering into and undertaking the performance of this Agreement and in performing their obligations pursuant to this Agreement. The EchoStar Parties agree to comply with any and all applicable Laws.

          19.2.4 Except with respect to the technology and entities listed in Exhibit O hereto, HTS shall pay, as and when due, any and all applicable MPEG 2, DVB, Macrovision, programming guide and other royalties and applicable license fees to any and all applicable entities to which a royalty or license fee is required to be paid in connection with the manufacture or distribution of the OEM Product.

          19.2.5 The EchoStar Parties shall provide to Philips such adequate assurances as Philips may require from time to time in order to ensure that the requirements of this Section 19.2 have been met, and will continue to be met on an ongoing basis, by HTS.

          19.2.6 Except with respect to the technology and entities listed on Exhibit O, HTS represents and warrants that it will secure licenses for Third Party Intellectual Property incorporated into OEM Products to the same extent that it secures licenses for Third Party Intellectual Property incorporated into substantially similar Digital Satellite Receivers manufactured by HTS. Violation of this provision shall not be subject to the limitations on HTS' indemnification obligations set forth in Section 21.2.2(f) below.

          19.2.7 Except as otherwise expressly stated in this Agreement, the EchoStar Parties make no other representations or warranties, either express or implied, statutory or otherwise, and all such warranties are hereby excluded except to the extent such exclusion is absolutely prohibited by law.

20.  LIMITATION OF LIABILITY

     20.1 LIMITATION. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF USE OR LOST

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

BUSINESS, REVENUE, PROFITS OR GOODWILL) ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LICENSE GRANTED HEREUNDER, TERMINATION OR ANY OTHER MATTER RELATED HERETO. IN ADDITION TO AND WITHOUT LIMITATION OF THE FOREGOING, HTS SHALL HAVE NO LIABILITY OR RESPONSIBILITY TO PHILIPS OR ANYONE CLAIMING THROUGH PHILIPS FOR ANY LOSS OR DAMAGE (INCLUDING, GENERAL, INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL AND CONSEQUENTIAL DAMAGES) ARISING OUT OF ANY FAILURE OR DELAY IN SHIPMENT, LATE SHIPMENT, OR DELIVERY OF ALL OR ANY PART OF ANY ORDER.

     20.2 RISK ALLOCATION. The parties agree that each and every provision of this Agreement which provides for a limitation of liability, disclaimer of warranties or exclusion of damages is expressly intended to be severable and independent of any other provision since they represent separate elements of risk allocation between the parties and shall be separately enforced. This
Section 20.2 shall expressly survive the expiration or termination of this Agreement.

21.  [CONFIDENTIAL MATERIAL REDACTED]


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     [CONFIDENTIAL MATERIAL REDACTED]


                                      59
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     [CONFIDENTIAL MATERIAL REDACTED]

     [CONFIDENTIAL MATERIAL REDACTED]

     [CONFIDENTIAL MATERIAL REDACTED]


                             62

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     [CONFIDENTIAL MATERIAL REDACTED]





                             63

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     22.  GENERAL

     22.1 [CONFIDENTIAL MATERIAL REDACTED]

     22.2 REMEDIES CUMULATIVE. It is agreed that the rights and remedies herein provided in case of default or breach of this Agreement are cumulative and shall not affect in any manner any other remedies that any party may have by reason of such default or breach. The exercise of any right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, at law, or in equity.

     22.3 NOTICE. Any notice to be given hereunder shall be in writing and shall be sent by facsimile transmission, or by first class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the party notified, addressed to such party at the following address, or sent by facsimile to the following fax number, or such other address or fax number as such party may have substituted by written notice to the other parties. The sending of such notice with confirmation of receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by mail or by overnight courier service) shall constitute the giving thereof:

               If to Philips:     PHILIPS ELECTRONICS NORTH AMERICA CORPORATION
                                  2300 South Decker Lake Boulevard

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

                                  Salt Lake City, Utah 84119
                                  ATTN: Travis Kelton
                                  Fax No.: (801) 972-6304

               With a copy to:    Philips Business Electronics B.V.
                                  Building SFH 6
                                  P.O. Box 80002
                                  5600 JB Eindhoven
                                  The Netherlands
                                  ATTN: Frans Vonk
                                  Fax No.: 011-31-40-273-8007

               With a copy to:    Thomas M. Hafner
                                  Vice President and General Counsel
                                  Fax No.: (770) 821-2266

               If to HTS:         HOUSTON TRACKER SYSTEMS, INC.
                                  90 Inverness Circle East
                                  Englewood, Colorado 80112
                                  ATTN: Mark Jackson
                                  Fax No.: (303) 649-4910

               With a copy to:    David K. Moskowitz, Senior Vice President and
                                  General Counsel
                                  Fax No.: (303) 799-0354

               If to ESC:         ECHOSTAR SATELLITE CORPORATION
                                  90 Inverness Circle East
                                  Englewood, Colorado 80112
                                  ATTN: James DeFranco
                                  Fax No.: (303) 799-0354

               With a copy to:    David K. Moskowitz, Senior Vice President and
                                  General Counsel
                                  Fax No.: (303) 799-0354

     22.4 INDEPENDENT CONTRACTORS. This Agreement and the transactions contemplated hereby are not intended to create an agency, partnership or joint venture relationship between the parties, or confer any benefit on any third party. All agents and employees of each party shall be deemed to be that party agents and employees exclusively, and the entire management, direction, and control thereof shall be vested exclusively in such party. Each party, its agents and employees, shall not be entitled to any benefits, privileges or compensation given or extended by the other party to its employees.

     22.5 WAIVER. The failure or delay of either party to exercise any right hereunder shall not be deemed to be a waiver of such right, and the delay or failure of either party to give notice of, or to terminate this Agreement for, breach or default shall not be deemed to be a waiver of the right to do so for that or any subsequent breach or default or for the persistence in a breach or default of a continuing nature.

     22.6 DISPUTE RESOLUTION, CHOICE OF LAW AND JURISDICTION.

          22.6.1 Prior to any party: (i) sending notice of termination of Commissions under Section 8.6.2; (ii) sending notice of termination of the Agreement under Section 18.2 or 18.3; or (iii) filing a lawsuit or commencing any other proceeding arising out of, or in connection with, the interpretation, performance or the nonperformance of this Agreement or transactions in any way related to this Agreement and/or the relationship between the parties (including but not limited to the termination of this Agreement or the relationship or disputes under rights granted pursuant to statutes or common law, including those in the country in which Philips is located), the party shall refer (in accordance with the notice provisions set forth in Section 22.3 above) the matter in writing to Charlie Ergen, or his designee, on behalf of the EchoStar Parties, and Rob van Oostenbrugge, or his designee, on behalf of Philips, for review and discussions regarding the possibility of resolving the matter. In the event that Messrs. Ergen and van Oostenbrugge, or their respective designees, are unable to reach a mutually satisfactory resolution within five
(5) business days after referral of the matter to both parties, the referring party shall have the right to pursue any remedies available to it under the Agreement, at law or in equity.

          22.6.2 This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Colorado and the United States of America, without giving effect to the conflict of law provisions thereof.

          22.6.3 Except as expressly provided in Section 22.6.1 above, any and all disputes arising out of, or in connection with, the interpretation, performance or the nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship between the parties (including but not limited to the termination of this Agreement or the relationship or disputes under rights granted pursuant to statutes or common law, including those in the country in which Philips is located) shall be litigated solely and exclusively before the United States District Court for the District of Colorado. The parties consent to the IN PERSONAM jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C.A. 1404 or 1406 (or any successor statute). In the event the United States District Court for the District of Colorado does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Arapahoe County, State of Colorado.

     22.7 ENTIRE AGREEMENT. This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, relevant to the subject matter of this Agreement made or existing before the date of this Agreement. Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties.

     22.8 FORCE MAJEURE. Neither party shall be liable to the other party for nonperformance or delay in performance of any of its obligations under this Agreement due to causes reasonably beyond its control or which cause makes performance a commercial impracticability, including act of God, fire, explosion, flood, windstorm, earthquake, trade embargoes, strikes, labor troubles or other industrial disturbances, accidents, governmental regulations, riots, and insurrections ("Force Majeure"). Upon the occurrence of a Force Majeure condition, the affected party shall immediately notify the other party with as much detail as possible and shall promptly inform the other party of any further developments. Immediately after the Force Majeure event is removed or abates, the affected party shall perform such obligations with all due speed. Neither party shall be deemed in default of this Agreement if a delay or other breach is caused by a Force Majeure event. If a Force Majeure event is expected to continue for more than three (3) months, any party may terminate this Agreement by providing thirty (30) days prior written notice to the other parties. Such termination shall be without any continuing liabilities or obligations on the part of one party to the other of any kind except as expressly set forth herein.

     22.9 SEVERABILITY. If any term or provision herein, or the application thereof to any person, entity, or circumstances shall to any extent be invalid or unenforceable in any pertinent jurisdiction, the remainder hereof shall not be affected thereby but shall be valid and enforceable as if the invalid term or provision were not a part hereof.

     22.10 HEADINGS. The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

     22.11 ASSIGNMENT. The EchoStar Parties may assign their rights and delegate its duties under this Agreement in whole or in part at any time; provided, however, that, in the event the EchoStar parties assign this Agreement to a non-Affiliate, the assignee must be at least as creditworthy as the EchoStar Parties at the time they originally executed this Agreement. Philips may not assign any rights or delegate any duties under this Agreement without the EchoStar Parties' prior written consent, which consent shall not be unreasonably withheld, except to an Affiliate of Philips; provided, however, that, such Affiliate is: (i) at least as creditworthy as Philips at the time it originally executed this Agreement; (ii) is not a direct or indirect provider of direct to home programming; and (iii) Philips North America Corporation unconditionally guarantees the full and timely payment and performance of the Affiliate's obligations under the

Agreement. Any attempt to do so without such consent shall be void. This Agreement will bind, and inure to the benefit of, the parties and their respective successors and permitted assigns.

     22.12 COMPLIANCE WITH LAW. The parties shall comply with, and agree that this Agreement is subject to, all applicable federal, state, and local laws, rules and regulations, and all amendments thereto, now enacted or hereafter promulgated in force during the term of this Agreement.

     22.13 GENERAL PROVISIONS. The terms and conditions attached as exhibits hereto are fully incorporated into this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

ECHOSTAR SATELLITE CORPORATION


/s/ CHARLIE ERGEN
------------------------------------
Name:     Charlie Ergen
Title:    Chief Executive Officer

HOUSTON TRACKER SYSTEMS, INC.


/S/ MIKE DUGAN
------------------------------------
Name:     Mike Dugan
Title:    President

PHILIPS ELECTRONICS NORTH AMERICA CORPORATION,  DIGITAL VIDEO SYSTEMS DIVISION


/S/ SAMUEL J. ROZEL
------------------------------------
Name:     Samuel J. Rozel
Title:    Senior Vice President

                                 EXHIBIT LIST


EXHIBIT A           ACCESSORIES

EXHIBIT B           APPROVED OEM BRAND NAMES

EXHIBIT C           COMMISSIONABLE PROGRAMMING

EXHIBIT D           HTS MARKS

EXHIBIT E           HTS SOFTWARE

EXHIBIT F           SPECIFICATIONS

EXHIBIT G           PROGRAMMING AND PRICING

EXHIBIT H           THIRD PARTY SOFTWARE

EXHIBIT I           RETAILER COMMISSION AGREEMENT

EXHIBIT J           CURRENT WHOLESALE PRICE LIST

EXHIBIT K           USAGE GUIDELINES FOR HTS MARKS

EXHIBIT L           PERMITTED SUBCONTRACTORS

EXHIBIT M           STANDARD HOURLY RATES FOR TECHNICAL ASSISTANCE

EXHIBIT N           TEST PROCEDURES AND PLAN

EXHIBIT O           TECHNOLOGY AND ENTITIES

EXHIBIT P           TRADEMARK LICENSE AGREEMENT

EXHIBIT Q           APPROVED DISH BRAND NAMES

EXHIBIT R           ENGINEERING CHANGE REQUEST PROCEDURE

EXHIBIT A

                                    ACCESSORIES

                                     EXHIBIT B

                              APPROVED OEM BRAND NAMES

                                     EXHIBIT C

                             COMMISSIONABLE PROGRAMMING

                           [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT D

                                      HTS MARKS

                                     EXHIBIT E

                                    HTS SOFTWARE

                                     EXHIBIT F

                                   SPECIFICATIONS

                                     EXHIBIT G

                              PROGRAMMING AND PRICING



                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT H

                                THIRD PARTY SOFTWARE

                                     EXHIBIT I

                           RETAILER COMMISSION AGREEMENT



                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT J

                            CURRENT WHOLESALE PRICE LIST



                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT K

                           USAGE GUIDELINES FOR HTS MARKS

                                     EXHIBIT L

                              PERMITTED SUBCONTRACTORS

                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT M

                   STANDARD HOURLY RATES FOR TECHNICAL ASSISTANCE



                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT N

                              TEST PROCEDURES AND PLAN

                                     EXHIBIT O

                              TECHNOLOGY AND ENTITIES

                                     EXHIBIT P

                            TRADEMARK LICENSE AGREEMENT

                          [CONFIDENTIAL MATERIAL REDACTED]

                                     EXHIBIT Q

                             APPROVED DISH BRAND NAMES

                                     EXHIBIT R

                        ENGINEERING CHANGE REQUEST PROCEDURE

                                   EXHIBIT A


Accessories (within system pack-out):   Single or Dual output LNBF
                                        IR or UHF remote control
                                        18" DISH antenna and hardware
                                        RCA, SVHS, RJ-11, and RG-59 cables
                                        UHF antenna
                                        User/installation guide
                                        Batteries
                                        Packaging


Accessories (sold separately):          Wireless Phone Jack
                                        Single or Dual LNBF
                                        18" or 24" DISH antenna and hardware
                                        IR/UHF Universal Remote Control kit
                                        DISH Network Self-Installation kit

                                    EXHIBIT B

Approved OEM Brand Names:     Philips, Philips-Magnavox, Magnavox, Marantz

                                      Exhibit D
                                      ---------

                         HTS MARK TO BE PLACED ON PRODUCTS








                                        DISH

                              DISH NETWORK LOGO SHEET

The TM version of the DISH Network logo is to be used when any mention or representation of DISH Network systems/hardware is made. (The SM logo may only be used when talking about DISH Network programming only, and not when there is any mention of systems/hardware.) The DISH Network logo must appear in either all back or black and pantone 186 red as separated below. The tagline may be reversed to white from a black background of necessary, however this is not preferred.



                                       [LOGOS]

                                   EXHIBIT K

                        USAGE GUIDELINES FOR HTS' MARKS



RECEIVER APPLICATION



                                                        Minimum size for
                                                        application on receiver
                                                        is 1" horizontal





                                        DISH

                               two color application
                                   on light color






                                        DISH

                               one color application
                                   on dark color





                                        DISH

                               two color application
                                   on dark color

                                    EXHIBIT K

                         USAGE GUIDELINES FOR HTS' MARKS


GENERAL APPLICATION




                                       [LOGOS]

                                     EXHIBIT K

                          USAGE GUIDELINES FOR HTM'S MARKS





                                        DISH

BASIC GUIDELINES FOR ECHOSTAR/DISH NETWORK

DISH NETWORK (If headline is in all caps)

DISH Network (headline or body copy with caps as indicated)

ECHOSTAR (if headline is in all caps)

EchoStar (headline or body copy with caps as indicated)

Nothing Else Compares.sm (caps as indicated for headline or in body copy)

"A DISH IN EVERY HOME." (if headline is all caps)

"A Dish in Every Home." (headline or body copy with caps as indicated)

In a list, there is no comma before the "and" (e.g., lions, tigers and bears.).

REGISTERED TRADEMARK, TRADEMARK AND SERVICE MARK USAGE
(All sm and tm marks are raised off the baseline as superscript and must be used the first time only that it appears in any piece)

"A Dish in Every Home." Sm
DISH Network logo is tm or sm depending upon whether it's software/services
     (sm) or hardware (tm) with tm for the generic hardware and software
DISH Networktm & DISH Networksm (depends on whether it's hardware(sm) or
     Software/services(sm) with tm when we're speaking about both generically) EAC (r)
Echonet (r)
Echosphere (r)
EchoStar (r)
EchoStar (r) Revolving Charge Plan
Nothing Else Compares.sm
Smart Cardtm

FrontLoadertm
Houston Tracker Systems (r)
HTStm
Trackertm
Tracker Premiertm

America's Top 40sm (our $19.99 programming package)
America's Top 40 CDsm (our $24.99 programming package)
America's Top 40 Premium Plussm (our $29.99 programming package)
America's Top 40 Deluxe Plussm (our $39.99 programming package)
America's Top 40 Ultimate Plussm (our $49.99 programming package)
America's Top 50 CD (our new upgraded $300 a year package ($25 a month) DISH-on-Demandsm (pay-per-view)
DISH Pixsm (choose your own programming package)
DISH Network Credit Corporation
DISH CDsm

(Samples of trademark copy)
DISH Network is a service mark of EchoStar Communications Corporation.
     (for logo and when written out - programming and services only) DISH Network is a trademark of EchoStar Communications Corporation. (for logo and when written out - hardware and generically)
EAC is a registered trademark of EchoStar Acceptance Corporation
Echonet is a registered service mark of Echonet Business Network, Inc. Echosphere is a registered trademark of Echosphere Corporation.
EchoStar is a registered trademark of Echosphere Corporation.

DISH Network is a trademark and service mark of EchoStar Communications
     Corporation.  (combining legal copy)
DISH Network is a trademark and DISH-On-Demand is a service mark of EchoStar Communications Corporation. (combining legal copy)

Houston Tracker Systems is a registered trademark of Houston Tracker
     Systems, Inc.
HTS, Excellence By Design, Tracker and Tracker Premier are trademarks of
     Houston Tracker Systems, Inc.


SPELLINGS AND TERMS FOR ECHOSTAR/DISH NETWORK

big-screen (adj.)
C-band (adj.)
CD-quality (adj.)
CONUS (all caps) - contiguous United States cost-effective (adj.)
database
DBS - Direct Broadcast Satellites
DBS - Digital Broadcast System (DBS satellites) dealer base
DISH Network Credit Corporation
DSS - direct satellite service
DTH - direct-to-home (adj.)

DVB - digital video broadcast (European standard like MPEG-2 in U.S.) 18-inch (adj.)
FCC - Federal Communications Commission
full-featured (adj.)
full-service (adj.)
HDTV - high-definition television
high-power (adj.)
high-powered (adj.)
high-quality (adj.)
high-tech (adj.)
high-yield (adj.)
in-house (adj.)
IRDs (plural) - integrated receiver descramblers
Ku-band (adj.)
laserdisc
lineup (1 word)
LNBF - low noise block converter with integrated feed long-term (adj.)
low-cost (adj.)
MPEG-2 - motion pictures expert group (set digital pictures transmission standard for U.S.)
MPEG-2/DVB compatible
OEM - original equipment manufacturer
110-volt and 240-volt (adj.)
one-stop (adj.)
on-line (adj.)
on-screen (adj.)
predetermined
real time --  instantly available information
QC - quality control
remote control (adj.)
RF - radio frequency
same-day (adj.)
SBCA - Satellite Broadcasting and Communications Association short-term (adj.)
signal-splitting (noun)
single-family (adj.)
startup (1 word)
state-of-the-art (adj.)
surround sound (adj.)
toll-free (adj.)
trade-off (adj.)
TVRO - television receive only
2-year and two year (adj.), etc.
UHF -- ultra high frequency
VHF --  very high frequency
videodisc

American Division (of EchoStar - initial caps)
DIRECTV
DISH Network Credit Corporation
Hughes/Hubbard
International Division (of EchoStar - initial caps)
Primestar
Satellite Source (no (r) or tm)
The Company (initial cap C in copy when talking about EchoStar)
The Echosphere Group (initial caps)
USSB - U.S. Satellite Broadcasting

                                  Exhibit Q

Approved DISH brand names:                        DISH
--------------------------                        DISH Network